UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2009
CAMCO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
6901 Glenn Highway, Cambridge, Ohio 43725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (740) 435-2020
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On October 20, 2009, the Camco Financial Corporation and Affiliate Director Deferred Compensation Plan entered into a Rule 10b5-1trading plan. Rule 10b5-1 enables security holders to adopt pre-arranged stock trading plans for the purchase or sale of predetermined amounts of securities on a non-discretionary basis when they do not possess material, non-public information. The Rule 10b5-1 plan allows the Director Deferred Compensation Plan to purchase Camco stock through a designated broker on four set days a year. The maximum amount of stock that may be purchased is limited by the total of all cash contributions deferred by participants into their Director Deferred Compensation Plan stock accounts. The Rule 10b5-1 Plan is in effect until terminated by a resolution of the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION
	By:	/s/ James E. Brooks
James E. Brooks
Date: November 5, 2009		Chief Financial Officer